SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 22, 2005
                        ---------------------------------
                        (Date of earliest event reported)


                              The Eastern Company
                              -------------------
             (Exact name of Registrant as specified in its charter)



Connecticut                       0-599                        06-0330020
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 (State of               (Commission File Number)             (IRS Employer
incorporation)                                              Identification No.)


112 Bridge Street, Naugatuck, Connecticut                       06770
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 (Address of principal executive offices)                     (Zip Code)


                                 (203) 729-2255
                                 --------------
              (Registrant's telephone number, including area code)

                                     --
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 3e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 1 - Registrant's Business and Operations


         ITEM 1.01 - Entry into a Material Definitive Agreement

                  On February 22, 2005, The Eastern Company executed an Employment Agreement (the "Agreement") with the Company's President and Chief Executive Officer, Leonard F. Leganza. The term of the Agreement will expire on December 31, 2007, subject to renewal for one or more additional one-year periods.

                  Under the terms of the Agreement, Mr. Leganza will serve as the President and Chief Executive Officer of the Company through December 31, 2006, and will become the Chairman of the Board of Directors of the Company on January 1, 2007. During the term of the Agreement, Mr. Leganza will be entitled to receive base compensation at a rate determined by the Board of Directors, and will also be eligible to participate in the Company's bonus and equity incentive plans.

                  If Mr. Leganza's employment as President and Chief Executive Officer terminates for any reason other than for cause (as defined in the Agreement), Mr. Leganza will be entitled to receive deferred compensation equal to $100,000 per year for five years (pro rated if he both ceases to be President and Chief Executive Officer and terminates his service as a member of the Board of Directors prior to January 1, 2008). The deferred compensation will begin on the later of January 1, 2008 or the date on which he ceases to be President and Chief Executive Officer. However, the deferred compensation will begin earlier than January 1, 2008 if he both ceases to be President and Chief Executive Officer and terminates his service as a member of the Board of Directors prior to that date.

                  If Mr. Leganza's employment is terminated without cause, Mr. Leganza and his spouse will continue to be entitled to participate in the Company's group medical insurance plan.

                  If Mr. Leganza's employment is terminated after a change in control of the Company (as defined in the Agreement), Mr. Leganza will be entitled to receive a lump sum severance payment equal to 2.99 times his average adjusted compensation (as defined in the Agreement). However, this amount will be reduced to the extent necessary to avoid the applicability of
                  Section 280G of the Internal Revenue Code. Following a change in control, Mr. Leganza will also be entitled to receive the deferred compensation and medical benefits, whether or not his termination of employment is for cause.

                  Pursuant to the terms of the Agreement, Mr. Leganza has entered into certain noncompetition, nonsolicitation and nondisclosure covenants with the Company.

                  The Agreement supersedes the terms of the existing severance agreement between the Company and Mr. Leganza dated February 21, 2001.

                  A copy of the Agreement is attached as Exhibit 99.

Section 9 - Financial Statements and Exhibits

         ITEM 9.01 - (c) Exhibits

                  (99) Employment Agreement between The Eastern Company and Leonard F. Leganza executed on February 22, 2005.





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          The Eastern Company


Date:  February 24, 2005                  By:  /s/John L. Sullivan III
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                                          John L. Sullivan III
                                          Vice President, Secretary & Treasurer